Exhibit 99.1

Teradyne Reports Third Quarter 2011 Results

- 20% operating profit rate

- Q3’11 revenue of $344 million, down 16% from Q2’11 and down 30% from Q3’10

- Q3’11 diluted non-GAAP income from continuing operations of $0.34 per share, down from $0.50 per share in Q2’11 and down from $0.80 per share in Q3’10; Q3’11 diluted GAAP income from continuing operations of $0.25 per share

- Q4’11 guidance including impact of LitePoint acquisition: Revenue of $270 million to $300 million; Diluted non-GAAP income from continuing operations of $0.08 to $0.16 per share; Diluted GAAP loss from continuing operations of $0.10 to $0.02 per share

NORTH READING, Mass. – October 26, 2011 – Teradyne, Inc. (NYSE: TER) reported revenue of $344 million for the third quarter of 2011 of which $241 million was in Semiconductor Test and $103 million in Systems Test Group. On a non-GAAP basis, Teradyne’s income from continuing operations in the third quarter was $66.1 million, or $0.34 per diluted share, which excluded acquired intangible asset amortization, non-cash convertible debt interest and acquisition related costs. GAAP income from continuing operations for the third quarter was $54.7 million, or $0.25 per diluted share.

Bookings in the third quarter of 2011 were $240 million of which $196 million were in Semiconductor Test and $44 million in the Systems Test Group.

“Record hard disk drive test shipments in the third quarter combined with our lean operating model to produce our seventh consecutive quarter of above model profitability,” said Mike Bradley, Teradyne President and CEO. “Semiconductor test orders and revenue softened in line with industry trends during the quarter, but we continued to see relative strength in the mobility segments driven by power management, image sensors, wireless and mobile processors.”

“Our recent acquisition of LitePoint adds another growth engine to Teradyne’s portfolio of test solutions,” noted Bradley. “This strategic use of capital significantly enlarges our served market into wireless product testing.”

Guidance for the fourth quarter of 2011 is for revenue of $270 million to $300 million, with non-GAAP income from continuing operations per diluted share of $0.08 to $0.16 and GAAP loss from continuing operations per diluted share of $0.10 to $0.02. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest, acquisition related costs and estimated GAAP purchase accounting charges related to the LitePoint acquisition.

Webcast

A conference call to discuss the third quarter 2011 results, along with management’s business outlook is scheduled at 10 a.m. EDT, Thursday, October 27. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 855-859-2056. The replay number outside the U.S. & Canada is 404-537-3406. The pass code for both numbers is 19277276. A replay will also be available on the Teradyne website at www.teradyne.com and by phone. The phone replay will be available through November 12, 2011.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP income from continuing operations exclude acquired intangible asset amortization, non- cash convertible debt interest, and restructuring and other, net. GAAP requires that these items be included in determining income from operations and income from continuing operations. Non-GAAP income from operations, non-GAAP income from continuing operations, non-GAAP income from operations and non-GAAP income from continuing operations as a percentage of revenue, and non-GAAP income from continuing operations per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2010, Teradyne had sales of $1.6 billion and employs approximately 3,200 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance.

There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased competition in certain markets resulting from the merger of Advantest and Verigy; the future business prospects of Teradyne’s LitePoint business unit; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Report on Form 10-Q for the period ended July 3, 2011. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2011

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	October 2, 2011	July 3, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Net Revenues	$344,389	$410,519	$491,391	$1,132,069	$1,256,000
Cost of Revenues (1)	174,544	195,433	219,592	554,729	563,423

Gross Profit	169,845	215,086	271,799	577,340	692,577

Operating Expenses:
Engineering and Development	46,799	47,393	49,048	142,169	146,326
Selling and Administrative	55,304	57,481	60,560	171,014	172,977
Acquired Intangible Asset Amortization	6,754	7,291	7,291	21,336	21,959
Restructuring and Other, net (2)	1,465	1,279	(1,977)	3,157	(703)

Operating Expenses	110,322	113,444	114,922	337,676	340,559

Income from Operations	59,523	101,642	156,877	239,664	352,018

Interest & Other (3)	(3,019)	(3,913)	(4,567)	(11,821)	(13,706)

Income from Continuing Operations Before Income Taxes	56,504	97,729	152,310	227,843	338,312
Income Tax Provision	1,759	7,839	6,606	15,084	20,909

Income from Continuing Operations	54,745	89,890	145,704	212,759	317,403

Income from Discontinued Operations Before Income Taxes (4)	—	—	1,706	1,278	2,326
Income Tax Provision (Benefit)	—	—	70	(267)	140

Income from Discontinued Operations	—	—	1,636	1,545	2,186

(Loss) Gain on Disposal of Discontinued Operations (net of income tax provision of $0, $0, $0, $4,578, and $0, respectively)	—	(832)	—	24,371	—

Net Income	$54,745	$89,058	$147,340	$238,675	$319,589

Income per Common Share from Continuing Operations:
Basic	$0.30	$0.48	$0.80	$1.15	$1.77

Diluted	$0.25	$0.39	$0.65	$0.93	$1.44

Net Income per Common Share:
Basic	$0.30	$0.48	$0.81	$1.29	$1.78

Diluted	$0.25	$0.39	$0.66	$1.05	$1.45

Weighted Average Common Shares - Basic	185,102	185,367	181,239	185,063	179,365

Weighted Average Common Shares - Diluted (5)	221,892	230,452	229,389	228,141	229,069

Net Orders	$239,500	$333,170	$340,859	$1,007,747	$1,369,426

(1)	Cost of Revenues includes:

	Quarter Ended			Nine Months Ended
	October 2, 2011	July 3, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Sale of Previously Written Down Inventory	$(1,455)	$(764)	$(1,312)	$(5,241)	$(6,544)
Provision for Excess and Obsolete Inventory	4,413	1,716	3,727	10,756	5,181

	$2,958	$952	$2,415	$5,515	$(1,363)

(2)	Restructuring and Other, net consists of:

	Quarter Ended			Nine Months Ended
	October 2, 2011	July 3, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Acquisition Costs (a)	$1,328	$—	$—	$1,328	$—
Employee Severance	137	344	910	1,325	2,184
Non-U.S. Pension Settlement	—	935	—	935	—
Facility Related	—	—	(2,887)	(431)	(2,887)

	$1,465	$1,279	$(1,977)	$3,157	$(703)

(a)	Costs related to LitePoint acquisition. The results of LitePoint will be included in Teradyne’s results starting October 6, 2011.

(3)	Interest & Other includes:

	Quarter Ended			Nine Months Ended
	October 2, 2011	July 3, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Non-Cash Convertible Debt Interest	$3,059	$2,957	2,669	$8,874	$7,743

(4)	On March 21, 2011, Teradyne completed the sale of its Diagnostic Solutions business unit to SPX Corporation for a gain of $24.4 million. The results for the discontinued business unit have been included within discontinued operations for all periods presented.

(5)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended October 2, 2011, July 3, 2011, and October 3, 2010, 19.5 million, 22.7 million and 34.7 million shares, respectively, have been included in diluted shares and net interest expense of $0, $0 and $4.4 million, respectively, has been added back to income from continuing operations and net income for the diluted earnings per share calculations. For the nine months ended October 2, 2011 and October 3, 2010, 21.9 million and 34.7 million shares, respectively, have been included in diluted shares and net interest expense of $0 and $13.2 million, respectively, has been added back to income from continuing operations and net income for the diluted earnings per share calculations.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	October 2, 2011	December 31, 2010
Assets
Cash and Cash Equivalents	$1,095,163	$397,737
Marketable Securities	96,536	409,061
Accounts Receivable	143,523	168,756
Inventories	133,339	116,841
Deferred Tax Assets	23,176	22,730
Prepayments and Other Current Assets	64,087	52,780
Current Assets from Discontinued Operations (1)	—	8,713

Total Current Assets	1,555,824	1,176,618

Net Property, Plant and Equipment	232,576	231,108
Long-Term Marketable Securities	40,712	248,696
Retirement Plan Assets	14,684	13,981
Intangible Assets	101,604	122,941
Other Assets	17,277	16,542
Long-Term Assets from Discontinued Operations (1)	—	469

Total Assets	$1,962,677	$1,810,355

Liabilities
Accounts Payable	$77,768	$81,142
Accrued Employees’ Compensation and Withholdings	75,495	105,374
Deferred Revenue and Customer Advances	79,464	105,568
Other Accrued Liabilities	52,554	57,145
Accrued Income Taxes	5,135	8,465
Current Debt	2,605	2,450
Current Liabilities from Discontinued Operations (1)	—	3,560

Total Current Liabilities	293,021	363,704

Long-Term Deferred Revenue and Customer Advances	39,358	71,558
Retirement Plan Liabilities	74,718	72,071
Deferred Tax Liabilities	9,946	9,849
Other Long-Term Liabilities	18,908	19,448
Long-Term Debt	156,839	150,182
Long-Term Liabilities from Discontinued Operations (1)	—	1,355

Total Liabilities	592,790	688,167

Shareholders’ Equity	1,369,887	1,122,188

Total Liabilities and Shareholders’ Equity	$1,962,677	$1,810,355

(1)	On March 21, 2011, Teradyne completed the sale of its Diagnostic Solutions business unit to SPX Corporation. The assets and liabilities of the discontinued business unit have been included within discontinued operations at December 31, 2010.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Nine Months Ended
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Cash flows from operating activities:
Net income	$54,745	$147,340	$238,675	$319,589
Less: Income from discontinued operations	—	1,636	1,545	2,186
Less: Gain on disposal of discontinued operations	—	—	24,371	—

Income from continuing operations	54,745	145,704	212,759	317,403
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	12,781	13,051	38,426	39,469
Amortization	12,256	11,506	37,547	34,610
Stock-based compensation	7,832	7,618	22,514	22,758
Provision for excess and obsolete inventory	4,413	3,727	10,756	5,181
Tax benefit related to stock options and restricted stock units	3,717	—	—	—
Other	(45)	194	1,379	1,852
Changes in operating assets and liabilities, net of businesses sold:
Accounts receivable	64,300	(57,868)	25,233	(181,052)
Inventories	13,972	(14,524)	(1,034)	9,696
Other assets	(3,205)	(14,513)	(13,553)	1,031
Deferred revenue and customer advances	(29,965)	138,428	(58,304)	76,020
Accounts payable and accrued expenses	(38,204)	43,352	(47,483)	95,289
Retirement plan contributions	(1,152)	(26,172)	(6,393)	(50,849)
Accrued income taxes	(8,470)	3,279	(3,064)	14,625

Net cash provided by continuing operations	92,975	253,782	218,783	386,033
Net cash provided by (used for) discontinued operations	—	2,029	(4,225)	3,757

Net cash provided by operating activities	92,975	255,811	214,558	389,790

Cash flows from investing activities:
Purchases of property, plant and equipment	(22,156)	(18,253)	(66,623)	(53,959)
Purchases of available-for-sale marketable securities	(94,720)	(254,440)	(593,261)	(478,260)
Proceeds from sales of available-for-sale marketable securities	692,378	47,580	1,112,855	94,846
Proceeds from sales of trading marketable securities	—	50	—	23,750
Proceeds from life insurance	—	—	—	1,091

Net cash provided by (used for) continuing operations	575,502	(225,063)	452,971	(412,532)
Net cash provided by discontinued operations	—	—	39,062	—

Net cash provided by (used for) investing activities	575,502	(225,063)	492,033	(412,532)

Cash flows from financing activities:
Issuance of common stock	164	353	17,216	42,225
Tax benefit related to stock options and restricted stock units	(3,717)	—	—	—
Payments of long-term debt	(1,296)	(1,182)	(2,518)	(2,305)
Repurchase of common stock	(23,863)	—	(23,863)	—

Net cash (used for) provided by financing activities	(28,712)	(829)	(9,165)	39,920

Increase in cash and cash equivalents	639,765	29,919	697,426	17,178
Cash and cash equivalents at beginning of period	455,398	403,996	397,737	416,737

Cash and cash equivalents at end of period	$1,095,163	$433,915	$1,095,163	$433,915

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	October 2, 2011	% of Net Revenues			July 3, 2011	% of Net Revenues			October 3, 2010	% of Net Revenues
Net Revenues	$344.4				$410.5				$491.4

Income from Operations - GAAP	$59.5	17.3%			$101.6	24.8%			$156.9	31.9%
Acquired intangible asset amortization	6.8	2.0%			7.3	1.8%			7.3	1.5%
Restructuring and other, net (1)	1.5	0.4%			1.3	0.3%			(2.0)	-0.4%

Income from Operations - non-GAAP	$67.8	19.7%			$110.2	26.8%			$162.2	33.0%

			Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations
	October 2, 2011	% of Net Revenues	Basic	Diluted	July 3, 2011	% of Net Revenues	Basic	Diluted	October 3, 2010	% of Net Revenues	Basic	Diluted
Income from Continuing Operations - GAAP	$54.7	15.9%	$0.30	$0.25	$89.9	21.9%	$0.48	$0.39	$145.7	29.6%	$0.80	$0.65
Acquired intangible asset amortization	6.8	2.0%	0.04	0.03	7.3	1.8%	0.04	0.04	7.3	1.5%	0.04	0.04
Restructuring and other, net (1)	1.5	0.4%	0.01	0.01	1.3	0.3%	0.01	0.01	(2.0)	-0.4%	(0.01)	(0.01)
Convertible share adjustment (2)	—	—	—	0.03	—	—	—	0.05	—	—	—	0.11
Interest and other (3)	3.1	0.9%	0.02	0.02	3.0	0.7%	0.02	0.01	2.7	0.5%	0.01	0.01

Income from Continuing Operations - non-GAAP	$66.1	19.2%	$0.36	$0.34	$101.5	24.7%	$0.55	$0.50	$153.7	31.3%	$0.85	$0.80

GAAP and Non-GAAP Weighted Average Common Shares - Basic	185.1				185.4				181.2

GAAP Weighted Average Common Shares - Diluted	221.9				230.5				229.4
Exclude dilutive shares from convertible note	(19.5)				(22.7)				(34.7)

Non-GAAP Weighted Average Common Shares - Diluted (2)	202.4				207.8				194.7

(1) Restructuring and other, net consists of (in millions):

	Quarter Ended
	October 2, 2011				July 3, 2011				October 3, 2010
Acquisition Costs	$1.3				$—				$—
Employee Severance	0.1				0.3				0.9
Non-U.S. Pension Settlement	—				0.9				—
Facility Related	—				—				(2.9)

	$1.5				$1.3				$(2.0)

(2)	For the quarters ended October 2, 2011, July 3, 2011 and October 3, 2010, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 13.5 million, 17.9 million and 8.5 million shares, respectively, have been included in non-GAAP diluted shares and net interest expense of $2.4 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

(3)	For the quarters ended October 2, 2011, July 3, 2011 and October 3, 2010, Interest and Other included non-cash convertible debt interest.

	Nine Months Ended
	October 2, 2011	% of Net Revenues	October 3, 2010	% of Net Revenues
Net Revenues	$1,132.1		$1,256.0

Income from Operations - GAAP	$239.7	21.2%	$352.0	28.0%
Acquired intangible asset amortization	21.3	1.9%	22.0	1.8%
Restructuring and other, net (1)	3.2	0.3%	(0.7)	-0.1%

Income from Operations - non-GAAP	$264.2	23.3%	$373.3	29.7%

			Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations
	October 2, 2011	% of Net Revenues	Basic	Diluted	October 3, 2010	% of Net Revenues	Basic	Diluted
Income from Continuing Operations - GAAP	$212.8	18.8%	$1.15	$0.93	$317.4	25.3%	$1.77	$1.44
Acquired intangible asset amortization	21.3	1.9%	$0.12	0.10	22.0	1.8%	0.12	0.11
Interest and other (2)	8.9	0.8%	$0.05	0.04	7.7	0.6%	0.04	0.04
Restructuring and other, net (1)	3.2	0.3%	$0.02	0.02	(0.7)	-0.1%	—	—
Convertible share adjustment (3)	—	—	$—	0.14	—	—	—	0.23

Income from Continuing Operations - non-GAAP	$246.2	21.7%	$1.33	$1.23	$346.4	27.6%	$1.93	$1.82

GAAP and Non-GAAP Weighted Average Common Shares - Basic	185.1				179.4

GAAP Weighted Average Common Shares -Diluted	228.1				229.1
Exclude dilutive shares from convertible note	(21.9)				(34.7)

Non-GAAP Weighted Average Common Shares - Diluted (3)	206.2				194.4

(1)	Restructuring and other, net consists of:

	Nine Months Ended
	October 2, 2011	October 3, 2010
Acquisition Costs	$1.3	$—
Employee Severance	1.3	2.2
Non-U.S. Pension Settlement	0.9	—
Facility Related	(0.4)	(2.9)

	$3.2	$(0.7)

(2)	For the nine months ended October 2, 2011 and October 3 , 2010, Interest and Other included non-cash convertible debt interest.

(3)	For the nine months ended October 2, 2011 and October 3, 2010, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 16.7 million and 9.6 million shares, respectively, have been included in non-GAAP diluted shares and net interest expense of approximately $7.1 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of Fourth Quarter 2011 guidance:

GAAP and Non-GAAP fourth quarter revenue guidance:	$270	million to	$300	million
GAAP loss from continued operations per diluted share	$(0.10)		$(0.02)
Exclude LitePoint purchase accounting charges and intangible asset amortization	0.10		0.10
Exclude LitePoint acquisition related costs	0.02		0.02
Exclude acquired intangible asset amortization	0.03		0.03
Exclude non-cash convertible debt interest	0.02		0.02
Non GAAP weighted average diluted share adjustment	0.01		0.01

Non-GAAP income from continuing operations per diluted share	$0.08		$0.16

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations